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                                                                     EXHIBIT 1.1

FORM No.2

[LOGO]

                                     BERMUDA

                             THE COMPANIES ACT 1981

             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
                              Section 7(1) and (2)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                                GOLAR LNG LIMITED
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                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.     We, the undersigned, namely,


Name and Address                          Nationality       Number of Shares           Bermudian Status
                                                               Subscribed                 (Yes or No)
A. Shaun Morris
Cedar House
41 Cedar Avenue
Hamilton HM 12, Bermuda                     British                 1                         Yes

Rachael M. Larhan
Cedar House
41 Cedar Avenue
Hamilton HM 12, Bermuda                     British                 1                         Yes

Donna S. Outerbridge
Cedar House
41 Cedar Avenue
Hamilton HM 12, Bermuda                     British                 1                         Yes

Joy F. Thompson
Cedar House
41 Cedar Avenue
Hamilton HM 12, Bermuda                     British                 1                         Yes

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

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3.     The Company is to be a Exempted Company as defined by the Companies Act
       1981.

4. The company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding _____in all, including the following parcels:-

       Not applicable.

5. The authorised share capital of the Company is US$12,000.00 divided into 12,000 shares of US$1.00 each.

       The minimum subscribed share capital of the Company is $12,000.00 in the United States currency.

6.     The objects for which the Company is formed and incorporated are:-

       As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.

7.     The Company has the powers set out in The Schedule annexed hereto.

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                                THE COMPANIES ACT

                                 SECOND SCHEDULE                 (section 11(2))


       Subject to Section 4A, a company may by reference include in its memorandum any of the following objects, that is to say the business of -

(a)    insurance and re-insurance of all kinds;

(b)    packaging of goods of all kinds;

(c)    buying, selling and dealing in goods of all kinds;

(d)    designing and manufacturing of goods of all kinds;

(e) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(f) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(g) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(h) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(i) ships and aircraft owners, managers, operators, agents, builders and repairers;

(j) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(k)    travel agents, freight contractors and forwarding agents;

(l)    dock owners, wharfingers, warehousemen;

(m) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(n)    all forms of engineering;

(o) developing, operating, advising or acting as technical consultants to any other enterprise or business;

(p) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

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(q)    acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(r)    buying, selling, hiring, letting and dealing in conveyances of any sort;
       and

(s) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

(t) to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

(u) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

(v)    to be and carry on business of a mutual fund within the meaning of section 156A.

       Provided that none of these objects shall enable the company to carry on restricted business activity as set out in the Ninth Schedule except with the consent of the Minister.

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Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-


/s/ [ILLEGIBLE]                                          /s/  Dionne Hackett
----------------------------                        ----------------------------

/s/ [ILLEGIBLE]                                          /s/  Dionne Hackett
----------------------------                        ----------------------------

/s/ [ILLEGIBLE]                                          /s/  Dionne Hackett
----------------------------                        ----------------------------

/s/ [ILLEGIBLE]                                          /s/  Dionne Hackett
----------------------------                        ----------------------------

    (Subscribers)                                            (Witnesses)


SUBSCRIBED this 9th day of May, 2001.

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STAMP DUTY (To be affixed)
Not Applicable

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                                  The Schedule

           (REFERRED TO IN CLAUSE 7 OF THE MEMORANDUM OF ASSOCIATION)

(a) to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking; property and assets (present and future) and uncalled capital of the company or by the creation and issue of securities;

(b) to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company;

(c) to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

(d) to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

(e) to issue and allot securities of the company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

(f) to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of

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                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE                  (section 11(1))

A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of law or its memorandum -

(1)    [REPEALED BY 1992:51]

(2) to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

(3) to apply for, register, purchase, lease, acquire, hold, use, control, license, sell, assign, or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

(4) to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

(5) to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

(6) subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

(7) to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, license, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward

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       carrying it into effect and to assume any liabilities or obligations incidental thereto;

(8) to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

(9) to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company of for any other purpose that may benefit the company;

(10) to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

(11) to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

(12) to take land in Bermuda by way of lease or letting agreement for a term not exceeding fifty years, being land BONA FIDE required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

(13) expect to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

(14) to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the

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       company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

(15) to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

(16) to borrow or raise or secure the payment of money in such manner as "the company may think fit;

(17) to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

(18) when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

(19) to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

(20) to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

(21) to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

(22) to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

(23) to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the

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       purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

(24)   to establish agencies and branches;

(25) to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

(26) to pay all costs and expenses of or incidental to the incorporation and organization of the company;

(27) to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

(28) to do any of the things authorised by this Schedule and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

(29) to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.